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                                                            Exhibit 12.3

Anvil Holdings, Inc.
Computation of Ratios of EBITDA to Cash Interest Expense
In thousands, except ratios

                                                  Pro forma
                                       -------------------------------
                                       Year Ended   Three Months Ended
                                       ----------   ------------------
                                         2/1/97           5/3/97

EBITDA:
-------
 Operating Income                         24,705          (2,864)
 Depreciation & Amortization               8,245           1,928
 Non-Recurring item                          600
                                       ----------       -------------
EBITDA                                    33,550           9,979

Cash Interest Expense                     16,752           4,071

  Ratio of EBITDA to Cash
    Interest Expense                       2.0              2.5
                                       ----------       -------------
                                       ----------       -------------